UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2016

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2016, Soupman, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State to increase the amount of authorized common stock from 75,000,000 to 500,000,000 shares and increase the preferred stock from 25,000,000 to 50,000,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On February 23, 2016, Soupman, Inc. (the "Company") held a special meeting of stockholders at the offices of McLaughlin & Stern located at 260 Madison Avenue, New York, New York 10016 (the "Special Meeting").  At the Special Meeting, the Company's stockholders voted to approve the proposed Amendment to increase the authorized number of shares of common stock from 75,000,000 shares to 500,000,000 shares and shares of preferred stock from 25,000,000 to 50,000,000 shares, which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on January 21, 2016 (the "Proxy Statement").  There were 38,777,937 shares of common stock, 12,432,159 shares of Class B convertible preferred and 878,255 Class C convertible preferred present at the Special Meeting, which represented 58.8% of the combined voting power, constituting a quorum. Holders of common stock were entitled to one vote for each share held as of the close of business on January 15, 2016 (the “Record Date”), holders of Class B convertible were entitled to ten votes for each share held as of the Record Date and holders of Class C convertible were entitled to twenty votes for each share held as of the Record Date.

The stockholders approved the proposed Amendment to the Company’s Certificate of Incorporation based on the votes listed below:

Votes For	Votes Against	Abstentions	Non-Votes

167,465,349	683,945	12,515,331	20,092,197

Item 9.01.  Financial Statements and Exhibits.

 (d)

Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2016	SOUPMAN, INC.

	By:	/s/ Robert N. Bertrand
Name: Robert N. Bertrand
Title: President and Chief Financial Officer